EXHIBIT 10.6

SENIOR SECURITY AGREEMENT

THIS SUBORDINATED SECURITY AGREEMENT is made as of January 3, 2008, by Forster Drilling Corporation, a Nevada corporation (“Borrower”), Forster Drilling, Inc., a Texas corporation, Forster Tool & Supply, Inc., a Nevada corporation, and Forster Exploration & Production, Inc., a Nevada corporation, each a wholly-owned subsidiary of Borrower (the “Subsidiaries”; and collectively with the Borrower, “Grantor”), in favor of First Security Bank (“Trustee”).

WHEREAS, concurrently herewith, Grantor and Trustee have entered into that certain Indenture, of even date herewith (the “Indenture”).

WHEREAS, the Subsidiaries shall derive substantial benefit and advantage from the financial accommodations to Borrower set forth in the Indenture, and it shall be to Subsidiaries direct interest and economic benefit to assist Borrower in processing such financial accommodation.

WHEREAS, the Indenture requires that Grantor shall have executed and delivered to Trustee this Agreement to secure Borrower’s obligations to Trustee and the holders of the notes to be issued under the Indenture (individually, a “Note” and, collectively, the “Notes” in the manner set forth herein.

WHEREAS, Borrower and Trustee, together with Bank of the Ozarks, Little Rock, Arkansas, have entered into an Intercreditor Agreement (the “Intercreditor Agreement”) of even date herewith and all provisions herein are subject to such agreement.

WHEREAS, Grantor desires to secure Borrower’s obligations to Trustee and the holders of the Notes in the manner set forth herein.

NOW, THEREFORE, in consideration of the Secured Obligations (as hereinafter defined) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, and to induce Trustee to enter into the Indenture and for the holders of the Notes to purchase the Notes, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein which are defined in the Indenture shall have the meanings set forth therein or which are defined in the UCC shall have the meanings set forth therein. In addition to any other terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Accounts” shall mean all accounts as that term is defined in the UCC related to the Tangible Collateral and all rights of Grantor now existing and hereafter acquired to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, that relate to the Tangible Collateral, whether or not earned by performance, together with (a) all security interests or other security held by or granted to Grantor to secure such rights to payment, (b) all other rights related thereto (including rights of stoppage in transit) and (c) all rights in any of such sold or leased goods which are returned or repossessed.

“Chattel Paper” shall mean all chattel paper as that term is defined in the UCC related to the Tangible Collateral and any document or documents that relates to the Tangible Collateral and evidence both a monetary obligation and a security interest in, or a lease or consignment of, specific goods; provided that when a transaction is evidenced both by a security agreement or a lease and by an Instrument or series of Instruments, the group of documents taken together constitute Chattel Paper.

“Collateral” shall mean Tangible Collateral wherever located, in which Grantor now has any right or interest and the Accounts, Chattel Paper, Contract Rights, Documents, Equipment, General Intangibles, Instruments, Inventory, Stock Rights, cash, bank accounts, special collateral accounts, uncertificated securities (as that term is defined in the UCC), insurance policies, all books and records (in whatever form or medium), customer lists, credit files, computer files, programs, printouts, source codes, software and other computer materials and records (related to any of the foregoing) and all Proceeds (including without limitation proceeds as that term is defined in the UCC), insurance proceeds, unearned premiums, tax refunds, rents, profits, offspring and products thereof related to the Tangible Collateral.

“Contract Rights” shall mean any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper which relates to the Collateral.

“Documents” shall mean all documents as that term is defined in the UCC and all documents of title and goods evidenced thereby (including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods), together with any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of such document and the goods it covers which relate to the Collateral.

“Equipment” shall mean the equipment listed on Schedule I. “Secondary Equipment” shall mean that certain subset of the Equipment identified on Schedule I as to which the Trustee is herein granted an initial security interest which Trustee shall release upon request of the Borrower in the event Expansion Debt (as defined in the Indenture) is issued in accordance with the terms of Section 4.09 of the Indenture.

“Event of Default” shall mean any Event of Default as defined in the Indenture.

“General Intangibles” shall mean general intangibles as that term is defined in the UCC related to the Collateral and all intangible personal property of every kind and nature which relate to the Collateral (including, without limitation, all Contract Rights, other rights to receive payments of money, chooses in action, security interests, indemnification claims, judgments, tax refunds and tax refund claims, royalty and product rights, inventions, work in progress, leasehold interests in real or personal property, rights to receive rentals of real or personal property or payments under letters of credit, insurance proceeds and guarantee claims other than Accounts); notwithstanding the foregoing, General Intangibles does not include patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, permits, licenses, franchises, know-how, trade secrets, other items of intellectual property and proprietary rights, goodwill (whether or not associated with any of the foregoing), and computer software.

“Guaranty” shall mean the guaranty of the Subsidiaries in Article XI of the Indenture.

“Instruments” shall mean all negotiable instruments as that term is defined in the UCC related to the Collateral, certificated securities (as that term is defined in the UCC) and any replacements therefor and Stock Rights related thereto, and other writings which evidence rights to the payment of money (whether absolute or contingent) and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment (including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants), and that relates to the Collateral.

“Inventory” shall mean the inventory set forth on Schedule II. “Secondary Inventory” shall mean that certain subset of the Inventory identified on Schedule II as to which the Trustee is herein granted an initial security interest which Trustee shall release upon request of the Borrower in the event Expansion Debt (as defined herein) is issued in accordance with the terms of Section 4.09 of the Indenture.

“Permitted Liens” shall mean all liens permitted under this Agreement or the Indenture.

“Pledge Agreement” shall mean the Senior Pledge Agreement, dated as of the date hereof, between Trustee and Borrower (as Pledgor thereunder).

“Proceeds” shall mean all proceeds as that term is defined in the UCC and, in addition, any and all amounts or items of property received when any Collateral or proceeds thereof are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including proceeds of insurance, indemnity, warranty or guarantee paid or payable on or in connection with any Collateral.

“Receivables” shall mean all Accounts, Chattel Paper and Contract Rights and all Instruments representing rights to receive payments.

“Rigs” shall mean the rigs set forth on Schedule III.

“Secured Obligations” shall mean, collectively, (a) all liabilities, obligations and indebtedness (whether actual or contingent, whether owed jointly or severally, whether for the payment of money and, if for the payment of money, whether for principal, interest, premium, fees, expenses or otherwise) now existing or hereafter incurred of Borrower to Trustee or the holders of Notes under the Notes, the Indenture, this Agreement, the Senior Security Agreement and the Pledge Agreement and of the Subsidiaries to Trustee or the holders of Notes under this Agreement, the Indenture and the Guaranty, as the same may be amended, modified or supplemented from time to time, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part, (b) all other liabilities, obligations and indebtedness (whether actual or contingent, whether owed jointly or severally, whether for the payment of money and, if for the payment of money, whether for principal, interest, premium, fees, expenses or otherwise) of Borrower or any of its Subsidiaries to Trustee or the holders of Notes now existing or hereafter incurred, whether under other financing arrangements or otherwise, whether related to the Notes, whether contemplated by Trustee or Borrower at the date hereof and whether direct, indirect, matured or contingent, joint or several, or otherwise, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part, (c) all costs and expenses (including, without limitation, to the extent permitted by law, reasonable attorneys’ fees and other legal expenses) incurred by Trustee in the enforcement and collection of any of the liabilities, obligations and indebtedness referred to in clause (a) or (b) above, and (d) all payments and advances made by Trustee for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to any lien granted pursuant to the Indenture or this Agreement or pursuant to any other agreement, instrument or note relating to any of the Secured Obligations (including, without limitation, advances for taxes, insurance, storage, transportation, repairs and the like).

“SEC Filings” shall include all reports filed since June 2006 by the Borrower pursuant to the 1934 Act.

“Senior Security Agreement” shall mean the agreement of even date hereof by and among the Borrow, the Subsidiaries and Trustee.

“Stock Rights” shall mean any stock, any dividend or other distribution and any other right or property which Grantor shall receive or shall become entitled to receive pursuant to the Pledge Agreement.

“Tangible Collateral” shall mean the Equipment and Inventory.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

2. Grant of the Security Interest.

(a) Grantor hereby grants to and creates in favor of Trustee a continuing security interest and lien under the UCC and all other applicable laws in and to all of Grantor’s right, title and interest in and to the Collateral as security for the full and timely payment, observance and performance of the Secured Obligations in accordance with the terms thereof.

(b) In furtherance of the intent of the parties hereto and the parties to the Intercreditor Agreement, the security interests and liens granted hereunder shall be treated as a severable priority security interest and lien granted to Trustee as the collateral agent under the Indenture and, the security interests and liens granted by Grantor under the Subordinated Security Agreement shall be treated as a severable subordinate security interest, for the purpose of determining the relative rights in the Collateral.

3. Grantor’s Continuing Obligations.

Notwithstanding any provision hereof to the contrary, (a) Grantor shall remain liable under all contracts and agreements included in the Collateral to which it is a party or by which it is bound to the extent required therein and shall use its best efforts to pay, perform and observe all of its liabilities and obligations thereunder, (b) Trustee shall have no obligation to pay, perform or observe any of the Grantor’s liabilities or obligations under such contracts and agreements as a result of exercising its rights under this Agreement or otherwise and (c) Trustee’s exercise of its rights under this Agreement or otherwise shall not release Grantor from any of its liabilities or obligations under such contracts and agreements.

4. Names, Addresses and Locations.

(a) Grantor represents and warrants that, except as specified on Schedule IV hereto or in the SEC Filings, (i) during the five-year period prior to the execution and delivery of this Agreement, it has not used any name or names under which it has invoiced account debtors, maintained records concerning Collateral or otherwise conducted business other than the exact name under which it has executed this Agreement, (ii) during such five-year period, it has not entered into any merger, consolidation, corporate reorganization or purchase of substantial assets in any bulk transfer or other transactions in which the transferor was not acting in the ordinary course of business and (iii) the address of Grantor set forth in Section 29 hereof is the address of Grantor’s chief executive office and is the address at which Grantor keeps all books and records (in whatever form or medium, including all computer data, software and source codes) concerning the Collateral and the Proceeds thereof.

(b) If Grantor desires to establish a new location for its chief executive office or a new location for any offices, plants or facilities where any Collateral or any books or records relating to the Collateral may be kept or to establish a new name in which it may invoice account debtors, maintain records concerning the Collateral or otherwise conduct business, it shall first, with respect to each such new location or name, (i) give Trustee at least 30 days prior written notice of its intention to do so and provide Trustee with such information in connection therewith as Trustee may reasonably request and (ii) if financing statements are on file with respect to any Collateral, take such action, upon request of Trustee, as may be necessary to maintain at all times the perfection and priority of the security interests in the Collateral granted to Trustee hereunder.

5. Location of Inventory. Grantor represents and warrants that (a) all of its Inventory is located at the locations specified on Schedule IV hereto (except to the extent any such Inventory is in transit or located at Grantor’s job site in the ordinary course of business), and (b) except as specified on Schedule IV, none of such locations are leased by Grantor as lessee and none of Grantor’s Inventory is in the possession of any bailee, warehouseman, processor or other third party, except for Inventory in transit which is being sold in the ordinary course of business. All of Grantor’s Inventory shall be kept at all times at the locations specified on Schedule IV and at no other locations unless such Inventory is in transit or located at Grantor’s job site in the ordinary course of business, except upon compliance with the requirements of Section 4(b).

6. Location of Equipment. Grantor represents and warrants that (a) all of its Equipment is located at the locations specified on Schedule IV hereto (except to the extent any such Equipment is in transit or located at Grantor’s job site in the ordinary course of business) and (b) except as specified on Schedule IV, none of such locations are leased by Grantor as lessee and none of Grantor’s Equipment is in the possession of any bailee, warehouseman, processor or other third party. All of Grantor’s Equipment shall be kept and maintained at all times at the locations specified in Schedule IV and at no other locations unless such Equipment is in transit or located at Grantor’s job site in the ordinary course of business, except (a) upon compliance with the requirements of Section 4(b) of this Agreement and (b) disposal of obsolete equipment in the ordinary course of business.

7. Instruments. Grantor represents and warrants that except as specified on Schedule IV hereto, it does not own or possess any Instruments other than checks and other drafts received in the ordinary course of business.

8. Reserved.

9. Filing Requirements; Other Financing Statements. Grantor represents and warrants that (a) none of its Equipment is covered by any certificate of title, except for the vehicles specified on Schedule V hereto, (b) none of the Collateral consists of property subject to any statute or treaty referred to in Section 9-311 of the UCC (c) none of the Collateral is of a type for which security interests or liens may be filed under any federal statute, and (d) no financing statements describing any portion of the Collateral have been filed in any jurisdiction except for financing statements which have lapsed or have been terminated and financing statements naming the [other Indenture] and as set forth on Schedule VI.

10. Receivables; Right of Collection.

(a) Grantor represents and warrants that the names of the account debtors and contract obligors, the amounts owing, the due dates and other information with respect to all Receivables are and shall be correctly stated in all material respects in all records of Grantor relating thereto and in all invoices and reports with respect thereto furnished to Trustee by Grantor from time to time.

(b) Except as otherwise provided in this Agreement, Grantor shall collect and enforce, at its expense, all amounts due or hereafter due with respect to all Receivables in accordance with applicable law and commercially reasonable practices and procedures. Promptly upon request from Trustee, Grantor shall deliver to Trustee duplicate copies of all invoices rendered to account debtors in respect of all Accounts.

(c) If an Event of Default shall occur and be continuing or shall exist, Trustee shall have the right upon written notice to Grantor to collect and dispose of all Proceeds arising from all Receivables and to apply such Proceeds to the payment of the Secured Obligations as determined in Trustee’s sole discretion. At any such time and upon such written notice to Grantor, Trustee may (i) notify account debtors and contract obligors of the grant to and creation in favor of Trustee of the security interest in the Receivables and the Proceeds thereof under this Agreement, (ii) direct such account debtors and contract obligors to make any payments from time to time due in respect of any such Receivables directly to Trustee at such places as it directs following acceleration of the Secured Obligations and (iii) assume entire control over all of the Proceeds of such Receivables. Trustee, its officers, employees and authorized agents are hereby irrevocably appointed attorneys-in-fact of Grantor, effective following the occurrence and during the continuance of an Event of Default, to endorse any check or draft which may be payable to Grantor in order to collect the Receivables and any Proceeds thereof, which appointment is irrevocable and coupled with an interest. Upon receipt of written notice from Trustee of the revocation of Grantor’s right of collection, Grantor shall promptly remit directly to Trustee all Proceeds of Receivables then or subsequently in its possession, and any collections and receipts with respect to such Proceeds and Receivables shall be held in trust by Grantor for the benefit of Trustee.

(d) Grantor shall not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on any Receivable or accept in satisfaction of any Receivable less than the original amount thereof, except that so long as an Event of Default is not occurring, Grantor may in the ordinary course of business allow adjustments to the original amount owing on a Receivable in accordance with its customary and commercially reasonable credit policies and collection practices in effect from time to time. Except in the ordinary course of business or with the prior written consent of Trustee in each case, Grantor shall not make any sale to any customer on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis, or re-date any invoice or make sales on extended dating beyond that customary in its industry, or otherwise change the terms of sale customarily offered to its customers.

11. Vehicles; Bailments; Legal Compliance.

(a) Grantor shall give Trustee written notice of its acquisition of any vehicle, tractor or trailer covered by a certificate of title or similar evidence of ownership acquired form Proceeds of any Collateral, and upon request of Trustee, Grantor shall promptly execute and deliver any instruments and documents that may be necessary, or that Trustee may request, in order to perfect its security interest in all property subject to a certificate of title.

(b) If any of Grantor’s Inventory or Equipment is in the possession or control of any warehouseman or any of Grantor’s processors or other bailees, Grantor shall notify Trustee and if Trustee so requests, notify such warehousemen, processors and other bailees in writing (with a copy to Trustee) of Trustee’s security interest in such property and, upon Trustee’s request, instruct them to hold all such Inventory and Equipment for Trustee’s account and subject to Trustee’s instructions. If more than $250,000 in fair market value of the Inventory and Equipment of Granter is held by any such bailee, Grantor shall file a financing statement in the appropriate jurisdiction against such bailee in a form appropriate for the underlying transaction.

(c) Grantor represents, warrants and covenants that it has not or will not produce its Inventory in violation of the Fair Labor Standards Act of 1938 (29 U.S.C. § 201 et. seq.) or in violation of any other applicable law.

12. Insurance; Risk of Loss.

(a) Grantor shall maintain, at its expense, insurance with respect to the Collateral against such risks and casualties, in such amounts and with such insurers as required by the Note. Such insurance policy shall (i) contain a loss payable clause and a Trustees’ loss payable endorsement in favor of Trustee as its interest may appear and (ii) provide that at least 30 days prior written notice of any cancellation or lapse of such policy must be given to Trustee by the insurer. The risk of loss of, damage to or destruction of the Inventory, Equipment and other Collateral shall be on the Grantor.

(b) If Grantor fails to obtain and keep in full force and effect the insurance coverage required by the Note or fails to pay the premiums therefor when due, Trustee may (but shall not be obligated to) do so for the account of Grantor (without waiving or releasing any obligation or default of Grantor hereunder), and the cost thereof shall be added to the Secured Obligations and shall be payable upon demand with interest accruing thereon at the Default interest rate provided from the Notes (the "Default Interest Rate").

13. Rights in Collateral.

(a) Other than the liens set forth on Schedule VI, Grantor represents, warrants and covenants that it has and shall have at all times valid title to all Collateral, free and clear of all liens, claims, charges and encumbrances (except for Permitted Liens), and Grantor shall defend such title against the claims and demands of all other Persons. Other than for the Stock Rights, vehicles and bank accounts, Grantor represents and warrants that this Agreement creates a valid security interest in the Collateral which, upon filing of proper financing statements in the jurisdictions and the taking of all other steps regarding perfection specified on Schedule VII attached hereto, shall constitute a valid perfected lien on and security interest in the Collateral, subject only to Permitted Liens which are accorded priority. Grantor represents and warrants that to the best of Grantor’s knowledge, except as previously disclosed, all Receivables are valid, binding and enforceable in accordance with their respective terms and that no party to any Receivable is in default with respect thereto, except to the extent of allowances for uncollectible accounts reflected on the financial statements of Grantor in accordance with generally accepted accounting principles consistently applied.

(b) Except for dispositions permitted by the Indenture or in the ordinary course of business, Grantor shall not sell, transfer, assign, convey or otherwise dispose of, or extend, amend, terminate or otherwise modify any term or provision of, any Collateral, any interest therein or any Proceeds thereof, nor waive or release any right with respect thereto, without, the prior written consent of Trustee.

(c) Grantor assumes full responsibility for taking any and all steps to preserve its rights with respect to the Collateral against all prior parties. Trustee shall be deemed to have exercised reasonable care in the preservation and custody of the portion of the Collateral as may be in Trustee’s possession if Trustee takes such action as is required by applicable law and as Grantor shall reasonably request in writing; provided that such requested action shall not, in the judgment of Trustee, impair Trustee’s prior security interest in such Collateral or its rights in or the value of such Collateral, and provided further that such written request is received by Trustee in sufficient time to permit Trustee to take the requested action. In the absence of such written request, Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Trustee accords its own property.

14. Records. With respect to Collateral in which it has rights or interests, Grantor shall at all times maintain accurate and complete records with respect to each item of Collateral constituting fixed assets, shall keep aggregate records regarding Inventory or Receivables, and shall otherwise keep books and records in accordance with the terms of the Indenture.

15. Taxes and Charges. Grantor shall pay and discharge all taxes, levies and other impositions levied on any Collateral in which Grantor has rights or interests, in accordance with the terms of the Indenture, unless such failure to pay would not have a material adverse effect on the market value of the Collateral or if Grantor contest such tax, levy or imposition. If Grantor shall fail to do so, Trustee may (but shall not be obligated to) pay such taxes, levies or impositions for the account of Grantor (without waiving or releasing any obligation or default by Grantor hereunder), and the amount thereof shall be added to the Secured Obligations and shall be payable upon demand with interest accruing at the Default Interest Rate.

16. Preservation and Protection of Security Interest. Except as otherwise provided herein, Grantor shall use its best efforts to diligently preserve and protect Trustee’s security interest in the Collateral in which Grantor has rights or interests and Borrower shall, at its expense, cause such security interest in such Collateral, other than the, vehicles and bank accounts (until required herein) owned by the Borrower to be perfected and continue perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid (including, without limitation, by means of the delivery of all instruments, documents of title and securities to Trustee with endorsements and documents of transfer satisfactory to Trustee), and for such purposes, Grantor shall from time to time at Trustee’s request and at its expense file or record, or cause to be filed or recorded, such instruments, documents and notices (including, without limitation, financing statements and continuation statements) as Trustee may deem necessary or advisable from time to time to perfect and continue perfected such security interests during the period, in accordance with the foregoing provision, that each Grantor has the obligation to cause such security interest to be perfected. Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents (including, without limitation, further security agreements, pledge agreements, pledges, endorsements, assignments and notices) as Trustee may deem necessary or advisable from time to time to perfect and preserve the priority of Trustee’s security interest in the Collateral, as a perfected security interest in the Collateral (except as otherwise provided herein), prior to the rights of any other secured party or lien creditor, except with respect to Permitted Liens, which are accorded priority or as contemplated in the Intercreditor Agreement. Trustee, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of Grantor to do, at Grantor’s expense, all acts and things which Trustee may deem necessary or advisable to preserve, perfect and continue perfected Trustee’s security interest in the Collateral (including, without limitation, the signing of financing, continuation or other similar statements and notices on behalf of Grantor), which appointment is irrevocable and coupled with an interest.

17. Federal Claims. Grantor shall notify Trustee of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is governed by federal law. Upon the request of Trustee, Grantor shall at its expense take all actions required to comply, to Trustee’s satisfaction, with the Assignment of Claims Act of 1940, as amended, or any similar applicable law, with respect to any such Collateral having a value in excess of $10,000.

18. Intercreditor Agreement. The Trustee hereby acknowledges and agrees that the exercise of remedies pursuant to paragraph 19 hereof and all other provisions of this Agreement are, and shall at all times be, subject to the limitations on the Trustee’s remedies set forth in the Intercreditor Agreement.

19. Remedies on Default. Subject to the terms and conditions set forth in the Intercreditor Agreement:

(a) If any Event of Default shall occur and be continuing or shall exist, Trustee may (i) to the full extent permitted by law, take possession and control of all or any part of the Collateral and Proceeds thereof and the books and records pertaining thereto, with or without judicial process, and (ii) after ten days prior written notice, proceed to exercise one or more of the rights and remedies accorded to a secured party by the UCC and otherwise by law or by the terms of the Indenture or this Agreement. Trustee’s rights and remedies shall include, without limitation, the power to (i) sell, lease, assign or otherwise dispose of and deliver all or any portion of the Collateral at public or private sale or sales at such place and time and on such terms as Trustee may see fit (subject to the requirements, including commercial reasonableness, of applicable law), (ii) endorse in the name of Grantor any Instrument representing Collateral, (iii) prosecute claims and legal actions regarding Accounts, other Receivables and General Intangibles, (iv) perform any agreement or contract which constitutes Collateral and (v) sell, assign, license, sublicense or otherwise dispose of, all right, title and interest in and to any General Intangibles included in the Collateral (including, without limitation, assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar domestic or foreign office or agency) and for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose. Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of secured lenders disposing of similar property, but in any event, Trustee may sell the Collateral on such terms as Trustee may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Agreement or by the UCC or otherwise. All of the rights and remedies of Trustee under this Agreement shall be cumulative and not exclusive of other rights and remedies which it otherwise would have, whether under the Indenture, the UCC or otherwise. After the occurrence of an Event of Default, promptly upon the request of Trustee, Grantor shall assemble so much of the Collateral (including, without limitation, all books and records relating thereto) in its possession as is capable of physical delivery and make the same available to Trustee at such locations designated by Trustee reasonably convenient to both parties and shall permit Trustee, or Trustee’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral. The right of Trustee to have the Collateral assembled and made available to it is of the essence of this Agreement, and Trustee may, at its election, enforce such right by a bill in equity for injunctive relief for specific performance. Trustee shall not be under any obligation to marshal any assets in favor of Grantor or any other Person or against or in payment of all or any of the Secured Obligations.

(b) Grantor agrees that in any sale of any of the Collateral, Trustee is authorized to comply with any limitation or restriction in connection with such sale which it is advised by its counsel is appropriate (i) to avoid violation of applicable law, or (ii) to obtain any required approval of such sale or of a purchase of such sale by any governmental regulatory authority or official. Grantor further agrees that such compliance shall not result in any such sale being deemed not to have been made in a commercially reasonable manner, nor shall Trustee be liable or accountable to Grantor for any discount allowed by reason of the fact that any Collateral is sold in compliance with any such limitation or restriction.

(c) If any Event of Default shall occur and be continuing or shall exist, Trustee shall have the right, in addition to all other rights and remedies available to it hereunder or otherwise, without notice to Grantor, to set-off against and to appropriate and apply to the unpaid balance of the Notes and all other Secured Obligations, any obligations owing to Grantor by Trustee and any funds held in any manner for the account of Grantor by Trustee, and Trustee is hereby granted a security interest in and lien on all such obligations for such purpose. Such set-off rights shall exist whether or not Trustee shall have made any demand under this Agreement, the Indenture or any other Secured Obligations and whether the Notes and such other obligations are matured or unmatured.

20. Further Funding; Expansion Debt. Section 4.09 of the Indenture provides that Borrower may incur certain additional debt (herein called Expansion Debt as also defined in the Indenture) for the purpose of acquiring or constructing certain additional assets (herein called Expansion Assets as also defined in the Indenture). In the event that such Expansion Debt is incurred in accordance with the limitations of Section 4.09 of the Indenture but not issued in a manner that makes it part of the Indenture, as amended or modified, or issued under the Indenture but otherwise incurred with a separate lender, then Trustee agrees to release the security interest in the Secondary Equipment and Secondary Inventory not comprising the Rigs and, if required by the subsequent lender, the Stock Rights but only to the extent related to the Secondary Equipment and Secondary Inventory being released.

21. Application of Proceeds. Any Collateral or Proceeds of the Collateral received or realized upon at any time by Trustee shall be applied in the manner set forth in the Note (or if not so set forth, in a manner acceptable to, and at the election of, the Trustee). If the Proceeds of the Collateral together with the proceeds of any other collateral granted to Trustee by Borrower to secure the Secured Obligations, and of any sales or other dispositions thereof, shall be insufficient to fully discharge and satisfy the Secured Obligations, Borrower shall be liable for the deficiency, and if a surplus results after lawful application of such proceeds, either the Borrower or any other Grantor, to the extent such party has an entitlement to any such surplus.

22. Bank Accounts. After the date of this Agreement, at the request of Trustee, Grantor shall execute and deliver to Trustee a depository account agreement or blocked account agreement, in form and substance reasonably satisfactory to Trustee and Grantor and accompanied by an appropriate executed acknowledgment, with respect to each bank or other financial institution where Grantor maintains accounts so that Trustee shall have control over the bank account upon the occurrence and continuance of an Event of Default, thereafter the Bank Account shall be subject to the terms of such depository account agreement of blocked account agreement.

23. Continuing Validity of Obligations.

(a) The agreements and obligations of the Grantor hereunder are continuing agreements and obligations and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Notes or any other instrument or instruments now or hereafter evidencing the Secured Obligations or any part thereof or of this Agreement or any other agreement or agreements now or hereafter entered into by Trustee and Grantor pursuant to which the Secured Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations other than payment in full of the Secured Obligations.

(b) Without limitation upon the foregoing, such agreements and obligations of Grantor shall continue in full force and effect as long as the Secured Obligations or any part thereof remains outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Secured Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the Secured Obligations or any part thereof, (iii) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Secured Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by Trustee and Grantor pursuant to which the Secured Obligations or any part thereof is issued or secured, or (iv) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Secured Obligations or any part thereof.

(c) To the extent that Grantor makes a payment or payments to Trustee or Trustee receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Grantor or a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause of action, then, to the extent of such payment or proceeds, the Secured Obligations or portion thereof intended to be satisfied and this Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

24. Defeasance. Upon payment in full of the Secured Obligations, this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 25 hereof which shall survive), and in such event Trustee shall, at Grantor’s expense and without recourse, representation or warranty, redeliver and reassign to Grantor the Collateral and take all action necessary to terminate Trustee’s security interest in the Collateral. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

25. Indemnification and Expenses. Grantor shall indemnify and hold harmless Trustee from and against any and all claims and losses arising out of or attributable to this Agreement, the Notes and all other related agreements, and the granting to Trustee of a security interest and lien in the Collateral hereunder, except claims and losses arising from Trustee’s breach hereof or Trustee’s gross negligence or willful misconduct. Grantor shall, jointly and severally, pay Trustee on demand the amount of any out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and other legal expenses) incurred by Trustee in connection with the enforcement of this Agreement, the Indenture and the Notes and as otherwise provided in this Agreement with interest accruing thereon at the Default Interest Rate.

26. Saving Clause. Notwithstanding any other provision contained in this Agreement or the Notes, the aggregate interest rate per annum charged with respect to the Notes (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum rate per annum permitted by applicable law. In the event that the aggregate interest rate per annum payable with respect to the Notes (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, Borrower shall only pay Trustee interest at the maximum permitted rate, and Borrower shall continue to make such interest payments at the maximum permitted rate until all such interest payments and other charges and fees payable hereunder (in the absence of such legal limitations) have been paid in full.

27. Modifications, Amendments or Waivers. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by Grantor and the Trustee.

28. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Trustee in exercising any right, power or remedy under this Agreement or the Indenture shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies of Trustee under this Agreement and the Indenture are cumulative and not exclusive of any rights or remedies which it would otherwise have, including, without limitation, any rights and remedies under any other agreement. Any waiver, permit, consent or approval of any kind or character on the part of Trustee of any breach or default or any such waiver of any provision or condition of this Agreement and the Indenture must be in writing and shall be effective only to the extent in such writing specifically set forth.

29. Notices. All notices, requests, demands, waivers and other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, certified mail, return receipt, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy (with electronic confirmation of receipt) or telegram.

If to the Trustee:

First Security Bank
Attention: Trust Department
314 N. Spring Street
Searcy, AR 72143

with a copy, which will
not constitute notice to
the Trustee, to:

Jack Nelson Jones Fink Jiles & Gregory, P.A.
425 West Capitol Avenues, Suite 3400
Little Rock, AR 72201
Attention: Joe Gregory

If to the Borrower:

Forster Drilling Corporation
Attn: W. Scott Thompson
2425 Fountainview Drive, Suite 305
Houston, Texas 77057

with a copy, in each case, which will
not constitute notice to
Grantor, to:

Brewer & Pritchard, PC
Attn: Thomas C. Pritchard
3 Riverway, Suite 1800
Houston, Texas 77056

or, in each case, at such other address as may be specified in writing to the other parties.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (a) if by personal delivery on the date after such delivery, (b) if by certified mail, on the seventh business day after the mailing thereof, (c) if by next-day or overnight mail or delivery, on the day delivered, (d) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

30. Survival. All representations, warranties, covenants and agreements of Grantor contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Notes.

31. Governing Law; Waivers and Jurisdiction.

(a) Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas, except that the filing, perfection, effect of perfection and enforcement of security interests and liens in other jurisdictions shall be governed by the laws of the applicable jurisdictions in accordance with the UCC.

(b) Waivers. To the extent permitted by law, Grantor hereby waives personal service of any and all process upon them and consent that all such service of process be made by certified mail (with return receipt) directed to them at their addresses set forth in Section 29 hereof, and service so made shall be deemed to be completed on the seventh Business Day after the same shall have been deposited in the U.S. mails, postage prepaid. In addition, Grantor hereby waives, to the extent permitted by law, trial by jury, any objections based on forum non conveniens and any objections to venue of any action arising out of, connected with, related to or incidental to the transactions contemplated by or the relationships established in connection with this Agreement.

(c) Exclusive Jurisdiction. All disputes among or between Trustee and Grantor arising out of, connected with, related to or incidental to the transactions contemplated by or the relationship established between them in connection with this Agreement and whether arising in contract, tort, equity or otherwise, shall be resolved only by state or federal courts located in the State of Texas, Harris County, and Grantor hereby consents and submits to the jurisdiction of any state or federal court located within such county and state. Trustee and Grantor acknowledge, however, that any appeals from those courts may be required to be heard by a court located outside the State of Texas, Harris County. Grantor waives in all disputes any objections that they may have to the location of the court considering the dispute. Nothing in this Section 31 shall affect the right of Trustee to serve legal process in any other manner permitted by law or affect the right of Trustee to bring any action or proceeding against Grantor or its property in the courts of any other jurisdiction.

32. Herein, etc. Words such as “herein,” “hereunder,” “hereof” and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document.

33. Severability. Whenever possible, each prevision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

34. Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

35. Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST SECURITY BANK

By: /s/ Frank Faust
Its:	Sr. Vice President

FORSTER DRILLING CORPORATION

By: /s/ Fred Forster III
Name:	Fred Forster III
Title:	President

FORSTER DRILLING, INC.

By: /s/ Fred Forster III
Name:	Fred Forster III
Title:	President

FORSTER TOOL & SUPPLY, INC.

By: /s/ Fred Forster III
Name:	Fred Forster III
Title:	President

FORSTER EXPLORATION
& PRODUCTION, INC.

By: /s/ Fred Forster III
Name:	Fred Forster III
Title:	President

Signature Page to Senior Security Agreement